CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

International FiberCom, Inc.
Phoenix, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 1998, relating to the audit of the consolidated financial statements of International FiberCom, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


Certified Public Accountants                                Semple & Cooper, LLP
Phoenix, Arizona

August 27, 1999